UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2026

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class on which registered	Trading Symbol(s)	Name of each exchange
Common Stock, par value $0.01 Per Share	AR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On February 3, 2026, Antero Resources Corporation (the “Company”) completed the previously announced acquisition of HG Energy II Production Holdings, LLC (“HG Production”) from HG Energy II LLC (“HG Energy”) for cash consideration of approximately $2.8 billion (the “Antero Resources HG Acquisition”), as contemplated by the Membership Interest Purchase Agreement (the “Purchase Agreement”), dated December 5, 2025, by and among the Company, HG Energy, HG Production, HG Energy II Midstream Holdings, LLC and Antero Midstream Partners LP (together, the “Parties”).

Item 1.01	Entry Into a Material Definitive Agreement

The information contained in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Term Loan A Facility

On February 3, 2026, the Company entered into a credit agreement (the “Term Loan A Facility”), by and among the Company, as borrower, Royal Bank of Canada, as administrative agent and the other lenders party thereto (collectively, the “Lenders”). Borrowings under the Term Loan A Facility are unsecured and not guaranteed by any of the Company’s subsidiaries. On February 3, 2026, the Company borrowed $1.5 billion in a single borrowing to partially fund the Antero Resources HG Acquisition. The Term Loan A Facility is scheduled to mature on February 3, 2029.

The Term Loan A Facility contains the same financial covenant as the Company’s unsecured senior revolving credit facility requiring the Company to maintain a ratio on a consolidated basis of total indebtedness to capitalization of 65% or less at the end of each fiscal quarter and other affirmative and negative covenants applicable to the Company that are customary for credit facilities of this type, including, among other things, limitations on: fundamental changes such as mergers, consolidations, liquidations and dissolutions; liens; certain indebtedness; restricted payments such as dividends, distributions and equity repurchases; and material non-arms’-length transactions with its affiliates.

The Term Loan A Facility provides for borrowings at Term SOFR or an Alternate Base Rate at our option, in each case, plus an Applicable Rate (each, as defined in the Term Loan A Facility). There is a 0.10% credit adjustment spread on SOFR and a 0.00% floor. The Term Loan A Facility does not amortize. Interest under the Term Loan A Facility is payable at a variable rate based on SOFR or the Alternate Base Rate, determined by election at the time of borrowing and at the end of each applicable interest period in respect of a borrowing, plus an Applicable Rate. The Applicable Rate is determined with reference to the Company’s then-current senior unsecured long-term debt rating, ranging from 1.125% to 2.00% for Term SOFR loans.

The foregoing description of the Term Loan A Facility is not complete and is subject to and qualified in its entirety by reference to the Term Loan A Facility, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On December 22, 2025, the Parties entered into a First Amendment to the Purchase Agreement (the “Amendment”) in order to amend and restate certain annexes to the Purchase Agreement.

The foregoing description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit Number	Description

4.1*	Credit Agreement, by and among Antero Resources Corporation, as Borrower, the Lenders party thereto and Royal Bank of Canada, as Administrative Agent, dated February 3, 2026.

10.1*	Membership Interest Purchase Agreement, by and among HG Energy II LLC, HG Energy II Production Holdings, LLC, HG Energy II Midstream Holdings, LLC, Antero Resources Corporation and Antero Midstream Partners LP, dated as of December 5, 2025 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Antero Resources Corporation on December 8, 2025).

10.2*	First Amendment to the Membership Interest Purchase Agreement, by and among HG Energy II LLC, HG Energy II Production Holdings, LLC, HG Energy II Midstream Holdings, LLC, Antero Resources Corporation and Antero Midstream Partners LP, dated as of December 22, 2025.

104	Cover Page Interactive Data File (embedded with Inline XBRL document).

*	Certain of the schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the U.S. Securities and Exchange Commission upon request. Certain personally identifiable information has also been omitted from this Exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

By:	/s/ Brendan E. Krueger
Name: Brendan E. Krueger
Title: Chief Financial Officer, Senior Vice President–Finance and Treasurer

Date: February 3, 2026

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